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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report, dated March 17, 1998, on the balance sheet of PCX Corporation as of December 31, 1997, and the related statements of operations, stockholders' equity and cash flows for the year then ended included in this Form 8-K, into Integrated Electrical Services, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-67113, 333-45447 and 333-45449).


                                             ARTHUR ANDERSEN LLP


Raleigh, North Carolina
February 4, 1999